Exhibit 10.33

[***]	–	Certain confidential information contained in this document, marked by bracketed asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Execution Copy

UNIT PURCHASE AGREEMENT

AMONG

MAKO RESOURCES, LLC,

ODYSSEY MARINE ENTERPRISES, LTD.,

ODYSSEY MARINE EXPLORATION, INC.,

AND

OCEANICA RESOURCES, S. de. R.L.

February 21 , 2013

TABLE OF CONTENTS

1.	PURCHASE AND SALE OF UNITS		1
	1.1	Purchase and Sale	1
	1.2	Initial Closing	1
	1.3	Subsequent Closings	1
	1.4	Option Agreements	2
	1.5	Closing Deliverables.	2

2.	PURCHASE PRICE; PAYMENT		3
	2.1	Purchase Price	3
	2.2	Method of Payment	3

3.	REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER		3
	3.1	Organization.	3
	3.2	Seller	3
	3.3	Authority	3
	3.4	No Violation	3

4.	REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND EXO		4
	4.1	Organization.	4
	4.2	Title to Units	5
	4.3	Authority	5
	4.4	No Violation	5
	4.5	Financial Statements	6
	4.6	Project Model	6
	4.7	Books and Records	6
	4.8	Tax Matters	6
	4.9	Absence of Undisclosed Liabilities	6
	4.10	No Litigation	6
	4.11	Compliance With Laws and Orders	6
	4.12	Contracts	7
	4.13	Certain Business Practices	7
	4.14	Matters Relating to the Concession	7

5.	REPRESENTATIONS AND WARRANTIES OF BUYER		7
	5.1	Organization.	7
	5.2	Authority	8
	5.3	Private Placement	8
	5.4	No Brokers or Finders	8

6.	COVENANTS		8
	6.1	Disclosure of Transaction	8
	6.2	Preemptive Right	9
	6.3	Indemnification by the Seller	9
	6.4	Indemnification by the Buyer	9

	6.5	Consent to Transfers	9
	6.6	Filing of Form 8832	9

7.	MISCELLANEOUS		10
	7.1	Assignment	10
	7.2	Parties in Interest	10
	7.3	Governing Law; Venue	10
	7.4	Waiver of Jury Trial	10
	7.5	Amendment; Waiver	10
	7.6	Notice	11
	7.7	Entire Agreement	11
	7.8	Counterparts	12
	7.9	Interpretation	12
	7.10	Definitions	12

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”) is made and effective as of February 21, 2013 by and among MAKO RESOURCES, LLC, a Delaware limited liability company (the “Buyer”), ODYSSEY MARINE ENTERPRISES, LTD., a Bahamas domestic limited company (the “Seller”), ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (“OMEX”), and OCEANICA RESOURCES, S. de. R.L., a Panama Sociedad de Responsabilidad Limitada (the “Company”). The Buyer, the Seller, OMEX, and the Company are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”

WHEREAS, the Company is engaged in the business (the “Business”) of exploiting the [***] mining concession off the [***] coast of [***], which concession is granted to Exploraciones Oceanicas, S. de R. L. de CV (“Exo”), a Sociedad de Responsabilidad Limitada de Capital Variable organized under the laws of Mexico in which the Company owns a 99% interest; and

WHEREAS, the Company has outstanding an aggregate of 100,000,000 Units, of which Seller owns 77,600,000 Units; and

WHEREAS, upon the terms and conditions set forth in this Agreement, the Buyer desires to purchase, and the Seller desires to sell to Buyer, an aggregate of up to 15,000,000 of the Units held by the Seller.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound, the Parties agree as follows:

1. PURCHASE AND SALE OF UNITS

1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire from the Seller, up to fifteen million (15,000,000) of the Units held by Seller (the “Purchased Units”).

1.2 Initial Closing. The purchase and sale of the Units shall take place at one or more closings (each, a “Closing”) to be held at OMEX’s offices in Tampa, Florida or at such other place as the parties shall mutually agree. The actual date on which a Closing occurs is referred to herein as a “Closing Date.” The initial Closing (the “Initial Closing”) shall take place on the date hereof or on such other date on which the Parties shall agree.

1.3 Subsequent Closings. If less than all of the Purchased Units are purchased and sold at the Initial Closing, then the Buyer may elect to purchase all or any part of the remaining Purchased Units at one or more subsequent closings (each, a “Subsequent Closing”). In the event that the Buyer desires to purchase additional Purchased Units at a Subsequent Closing, then the Buyer will deliver a written notice to the Seller setting forth (i) the number of additional Purchased Units to be purchased by the Buyer at such Subsequent Closing, and (ii) the date of the Subsequent Closing, which shall be a date selected by Buyer that is no earlier than one (1) Business Day after the delivery of such notice and no later than five (5) Business Days after the delivery of such notice. However, unless otherwise waived in writing by the Seller, (a) each Subsequent Closing shall involve the purchase and sale of at least 250,000 Purchased Units and (b) no Subsequent Closing shall occur after February 28, 2013.

1.4 Option Agreements. At each Closing, the Seller shall execute and deliver to the Buyer a Unit Option Agreement (the “Option Agreement”) in substantially the form set forth as Exhibit A hereto granting the holder of the Option Agreement the right, upon the terms and conditions set forth therein, to purchase a number of additional Units held by Seller equal to the number of Purchased Units purchased by the Buyer at such Closing.

1.5 Closing Deliverables.

(a) At each Closing, the Seller shall deliver (or cause to be delivered) to the Buyer:

(i) certificates representing all of the Purchased Units purchased by Buyer at such Closing, duly endorsed for transfer or with duly executed stock powers attached (or irrevocable instructions to the Secretary of the Company as to the issuance and delivery of such certificates to the Buyer within ten (10) days of such Closing).

(ii) an Option Agreement duly executed by the Seller;

(iii) a copy of the Membership Agreement of the Company (the “Company Membership Agreement”) executed by all partners of the Company other than the Buyer, which Company Membership Agreement shall be in substantially the form attached as Exhibit B hereto;

(iv) copies of all approvals, consents and waivers that are required to effect the transactions contemplated hereby;

(v) written assurance reasonably satisfactory to the Buyer as to the good standing of the Seller in the Commonwealth of the Bahamas;

(vi) written assurance reasonably satisfactory to the Buyer as to the good standing of the Company in the country of Panama; and

(vii) written assurance reasonably satisfactory to the Buyer as to the good standing of Exo in Mexico.

(b) At each Closing, the Buyer shall deliver (or cause to be delivered) to the Seller:

(i) the Purchase Price for the Purchased Units to be purchased at such Closing; and

(ii) a duly executed counterpart of the Company Membership Agreement.

2. PURCHASE PRICE; PAYMENT

2.1 Purchase Price. The Purchase Price for the Purchased Units to be purchased by the Buyer at each Closing shall be One United States Dollar (US$1.00) per Purchased Unit (the “Purchase Price”).

2.2 Method of Payment. The Purchase Price will be paid by wire transfer or other immediately available funds to an account that the Seller, at least twenty four (24) hours prior to the applicable Closing, shall designate.

3. REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER

As an inducement to Buyer to execute and deliver this Agreement, the Seller and OMEX jointly and severally make the following representations and warranties to Buyer, each of which is true and correct on the date hereof and shall survive the consummation of the transactions contemplated hereby.

3.1 Organization.

(a) Organization. The Seller is a domestic limited company duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas.

(b) Power. The Seller has all requisite legal power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by the Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby.

3.2 Seller. The Seller has, and at each Closing the Buyer will receive, good and valid title to the Purchased Units being purchased by the Buyer at such Closing, free and clear of all Liens, other than Liens created by the Buyer.

3.3 Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Seller. No other or further act or proceeding on the part of the Seller is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Seller pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Seller pursuant hereto (including the Option Agreement) will constitute, valid and binding agreements of the Seller, as the case may be, enforceable in accordance with their respective terms.

3.4 No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Seller pursuant hereto nor the consummation by the Seller of the transactions contemplated hereby and thereby (a) will violate any applicable Law or Order of any Governmental Entity, (b) subject to obtaining the consents, and providing the notices, described in Schedule 3.4, will require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity, or (c) will violate or conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the capital stock or other equity or ownership securities (including the Purchased Units), or any of the assets, of the Seller or the Company under, any term or provision of their respective organizational documents (including their partnership or similar agreements) or of any Contract or restriction of any kind or character to which the Company or any Seller is a party or by which the Company or any Seller or any of their respective assets or properties may be bound or affected.

4. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND EXO

As an inducement to Buyer to execute and deliver this Agreement, the Seller, the Company, and OMEX jointly and severally make the following representations and warranties to Buyer, each of which is true and correct on the date hereof and shall survive the consummation of the transactions contemplated hereby.

4.1 Organization.

(a) Organization. The Company is a Sociedad de Responsabilidad Limitada organized, validly existing and in good standing under the laws of Panama. Exo is a Sociedad de Responsabilidad Limitada de Capital Variable organized, validly existing and in good standing under the laws of Mexico.

(b) Power. Each of the Company and Exo has all requisite legal power and authority to own, operate and lease its assets, to carry on its business as and where such is currently conducted.

(c) Organizational Documents. The Seller has delivered to Buyer correct and complete copies of the certificate of registration, articles of association, and/or similar organizational documents, including any amendments thereto, for each of the Company and Exo. The organizational minute books and stock records of the Company made available for Buyer’s inspection are correct and complete copies of such instruments and accurately reflect all material organizational action that the Company has taken.

(d) Capitalization of the Company. The Company has issued and outstanding an aggregate of 100,000,000 Units. All issued and outstanding Units are owned by the parties and in the amounts set forth on Schedule 4.1(d) hereto. All Units are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.1(d) hereto, there are no (i) securities convertible into or exchangeable for any quota, equity interest. or other securities of the Company, (ii) options, warrants or other rights to purchase or subscribe to quotas, equity interests, or other securities of the Company or securities that are convertible into or exchangeable for quotas, equity interests, or other securities of the Company or (iii) contracts, commitments, agreements, understandings or arrangements of any kind (including without limitation preemptive rights) relating to the issuance, sale or transfer of any quotas, equity interests, or other securities of the Company, any such convertible or exchangeable securities, or any such options, warrants or other rights. The Company Membership Agreement constitutes and will constitute a valid and binding agreement of the parties thereto, enforceable in accordance with its terms.

(e) Capitalization of Exo. Exo has issued and outstanding an aggregate of two (2) shares (the “Subsidiary Interests”). All issued and outstanding Subsidiary Interests are owned by the parties and in the amounts set forth on Schedule 4.1(e) hereto. All Subsidiary Interests are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.1(e) hereto, there are no (i) securities convertible into or exchangeable for any equity interest or other securities of Exo, (ii) options, warrants or other rights to purchase or subscribe to equity interests or other securities of Exo or securities that are convertible into or exchangeable for equity interests or other securities of Exo or (iii) contracts, commitments, agreements, understandings or arrangements of any kind (including without limitation preemptive rights) relating to the issuance, sale or transfer of any equity interests or other securities of Exo, any such convertible or exchangeable securities, or any such options, warrants or other rights.

(f) Subsidiaries. The Company has no subsidiary other than Exo, and Exo has no subsidiaries.

4.2 Title to Units. At each Closing, the Buyer will receive, good and valid title to the Purchased Units being purchased by the Buyer at such Closing, free and clear of all Liens, other than Liens created by the Buyer.

4.3 Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company. No other or further act or proceeding on the part of the Company is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Company pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Company will constitute, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

4.4 No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Company pursuant hereto nor the consummation by the Company of the transactions contemplated hereby and thereby (a) will violate any applicable Law or Order of any Governmental Entity, (b) subject to obtaining the consents, and providing the notices, described in Schedule 4.4, will require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity, or (c) will violate or conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the equity or ownership securities, or any of the assets, of the Company under, any term or provision of its organizational documents (including the Company Membership Agreement) or of any Contract or restriction of any kind or character to which the Company is a party or by which the Company or any of its respective assets or properties may be bound or affected.

4.5 Financial Statements. The Seller has delivered to the Buyer financial statements of Exo (collectively, the “Financial Statements”) consisting of the unaudited balance sheet of Exo as of December 31, 2012 (the “Recent Balance Sheet”) and the related unaudited statements of earnings for the twelve-month period then ended. The Financial Statements (a) are correct and complete in all material respects; (b) are prepared in accordance with the books and records of Exo on the accrual basis of accounting; and (c) fairly present, in all material respects, the assets, Liabilities, financial position, results of operations and cash flows of Exo as of the dates and for the periods indicated.

4.6 Project Model. The project model dated February 11, 2013, furnished by the Seller and the Company to Buyer relating to the Business was made in good faith and represents a true, correct, and complete copy of the latest economic model for the Company and the Business.

4.7 Books and Records. All accounts, books, ledgers, and official and other records material to the Business, the Company, and Exo have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

4.8 Tax Matters. All Tax Returns required to be filed by or on behalf of the Company and Exo have been timely filed and, when filed, were true, correct and complete, and such Tax Returns contain all disclosures required by law. Each of the Company and Exo has duly paid and/or withheld all Taxes that it is required to withhold and/or pay.

4.9 Absence of Undisclosed Liabilities. Except as and to the extent specifically set forth on the face of the Recent Balance Sheet or in Schedule 4.9, the Company and Exo do not have any Liabilities, other than commercial Liabilities incurred since the date of the Recent Balance Sheet in the ordinary course of business consistent with past practice, none of which has had or is reasonably likely to have a material adverse effect on the conduct, financial condition, assets, Liabilities, business, prospects or operations of the Company.

4.10 No Litigation. There is no Litigation pending or, to the Company’s and Seller’s knowledge, threatened or anticipated against the Seller, the Company, or Exo, or their respective equity holders, directors or officers (in such capacity) or their respective business, assets or Liabilities. To the Company’s and Seller’s knowledge, no event has occurred or action taken that is reasonably likely to result in such Litigation. None of the Company or Exo, or their respective businesses, assets or its Liabilities, is subject to any Order.

4.11 Compliance With Laws and Orders. Each of the Company and, to the Seller’s knowledge, Exo has complied in all material respects with all Laws and Orders applicable to each of them or their respective assets.

4.12 Contracts. Schedule 4.12 lists (a) each of the Company’s or Exo’s material Contracts involving consideration or other expenditure in excess of $100,000 over any 12-month period and (b) each of the Company’s or Exo’s material contracts or business relationships with any Affiliate of the Seller.

4.13 Certain Business Practices. None of the Seller, the Company, or Exo, or any of their respective officers, agents, representatives or employees (in their capacity as officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Business, (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner illegal under any Laws and Orders of the United States or any other country having jurisdiction over the Company or the Business, or (c) made any payment to any customer or vendor of the Company or any officer, director, partner, employee or agent of any such customer or vendor for any unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or vendor or any such officer, director, partner, employee or agent, in respect of the Business.

4.14 Matters Relating to the Concession. Exo possesses the sole and exclusive [***] exploration and mining license and concession granted by the Mexico Direccion General de Minas for the [***] concession area through June 27, 2062 (the “Concession”), a true, complete, and correct copy of which has been provided to the Buyer. The Concession is valid and enforceable against the government of Mexico and has been recorded with the Mexican Public Registry of Mining. The Parties understand and acknowledge that the Business is in early stages and that future progress is unpredictable and uncertain. To the knowledge of the Seller and Company, Exo is reasonably expected to be able to acquire all other licenses, permits, approvals, authorizations, and consents as will become necessary for further efforts toward full-scale exploration, mining, and commercialization of the Concession area. None of the Seller, Company, or OMEX have any knowledge of any threatened suspension, revocation, invalidation, or other challenge to the Concession or such other licenses, permits, approval, authorizations, or consents.

5. REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to the Company, the Seller, and OMEX to execute and deliver this Agreement, Buyer makes the following representations and warranties to the Company, the Seller, and OMEX, each of which is true and correct on the date hereof and shall survive the consummation of the transactions contemplated hereby.

5.1 Organization.

(a) Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Power. Buyer has all requisite limited liability company power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and to carry out the transactions contemplated hereby and thereby.

5.2 Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Buyer. No other or further corporate act or proceeding on the part of the Buyer or its members is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, as the case may be, enforceable in accordance with their respective terms.

5.3 Private Placement. The Buyer will acquire the Purchased Units and the Units issuable upon exercise of the Option Agreements (the “Acquired Securities”) for the Buyer’s own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein. The Buyer has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the Buyer in connection with its purchase of the Acquired Securities. Each of the Buyer’s members is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Buyer understands that there are significant risks incident to an investment in the Company, and the Buyer can afford to bear such risks, including, without limitation, the risk of losing its entire investment in the Company. The Buyer understands that the Acquired Securities have not been registered under the Securities Act, that the Acquired Securities will be issued on the basis of the exemption provided by the Securities Act and under exemptions under certain state securities laws. The Buyer acknowledges that it is familiar with the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Acquired Securities.

5.4 No Brokers or Finders. Neither Buyer nor any of its members, directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof, nor are any of them responsible for the payment of any broker’s or finder’s fees.

6. COVENANTS

6.1 Disclosure of Transaction. OMEX shall file on a timely basis a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act. OMEX will provide the Buyer with a copy of such Current Report on Form 8-K within twenty four (24) hours prior to the filing of the same and will evaluate in good faith any comments that the Buyer may have with respect thereto that are consistent with the legal or regulatory requirements applicable thereto.

6.2 Preemptive Right. In case the Company proposes at any time to issue or sell, on or prior to December 31, 2014, any Units or any options, warrants, or other rights to purchase Units or any securities convertible into Units (other than securities issued in a public offering) (the “Offered Securities”) in a transaction in which OMEX or any Affiliate thereof will acquire Offered Securities, the Company shall, no later than ten (10) days prior to the consummation of such transaction (a “Preemptive Rights Transaction”), give notice in writing (the “Preemptive Rights Offer Notice”) of such Preemptive Rights Transaction to the Buyer. The Preemptive Rights Offer Notice shall describe the proposed Preemptive Rights Transaction, identify the proposed purchaser, and contain an offer (the “Preemptive Rights Offer”) to sell to the Buyer, at the same consideration to be paid by the proposed purchasers, that number of Offered Securities required to maintain Buyer’s ownership percentage of the fully-diluted Units in effect as of the date of the Preemptive Rights Offer Notice (the “Maximum Offer Amount”). The Buyer may subscribe for all or a portion of its Maximum Offer Amount on or prior to the 30th day following the date of sale of the Offered Securities to the initial purchasers. When the Offered Securities are accepted in the manner set forth in this Section 6.2, the Company shall, as promptly as practicable but no later than twenty (20) days after acceptance by the Buyer of its subscription portion of the Maximum Offer Amount, issue certificates representing the applicable number of Offered Securities (free of all liens and encumbrances) to the Buyer against delivery by such holder of the consideration payable therefor.

6.3 Indemnification by the Seller. Seller shall indemnify and hold harmless Buyer and its Affiliates, and their respective members, managers , officers, employees, agents and other representatives (collectively, the “Buyer Indemnified Parties”), from and against all Losses resulting to, imposed upon or incurred by any Buyer Indemnified Party, directly or indirectly, by reason of, arising out of or resulting from: (a) any inaccuracy or breach of any representation or warranty of the Company or Seller contained in or made pursuant to this Agreement; or (b) any breach of any covenant of the Company or the Seller contained in or made pursuant to this Agreement.

6.4 Indemnification by the Buyer. Buyer shall indemnify and hold harmless Seller and its Affiliates, and their respective members, directors, officers, employees, agents and other representatives (collectively, the “Seller Indemnified Parties”), from and against all Losses resulting to, imposed upon or incurred by any Seller Indemnified Party, directly or indirectly, by reason of or resulting from (a) any inaccuracy or breach of any representation or warranty of the Buyer contained in or made pursuant to this Agreement; or (b) any breach of any covenant of the Buyer contained in or made pursuant to this Agreement.

6.5 Consent to Transfers. OMEX and Seller agree that they will, and will cause their Affiliates to, in their capacity as board members of the Company, consent to any transfer of Purchased Units, under the Company Membership Agreement or otherwise, that the Buyer (or any successor in interest to Purchased Units) may propose to make, so long as such transfer is in accordance with applicable securities laws.

6.6 Filing of Form 8832. OMEX and Seller agree that they will, or will cause the Company and Exo to, timely file an IRS Form 8832 with the Internal Revenue Service with respect to the Company and Exo under which the Company and Exo will each elect to be taxed as a partnership for U.S. federal income tax purposes. OMEX and Seller represent and warrant that both of the Company and Exo are eligible to elect to be taxed as a partnership for U.S. federal income tax purposes for the 2013 tax year assuming the timely filing of an IRS Form 8832.

7. MISCELLANEOUS

7.1 Assignment. Except to the extent otherwise expressly set forth in this Agreement, none of the Parties may assign, transfer or otherwise encumber this Agreement or its rights or obligations hereunder, in whole or in part, whether voluntarily or by operation of Law, without the prior written consent of Buyer and the Seller, and any attempted assignment without such consent shall be void and without legal effect.

7.2 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective heirs, personal representatives, permitted successors and permitted assigns.

7.3 Governing Law; Venue. This Agreement and the rights and obligations of the Parties set forth herein shall be governed by, construed and interpreted in accordance with the internal laws of the State of Florida. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Agreement or the transactions contemplated by this Agreement shall be commenced exclusively in the state or federal courts sitting in Tampa, Florida. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Tampa, Florida for the adjudication of any dispute hereunder or in connection herewith and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. In any action brought under this Agreement, the prevailing Party shall be entitled to recover its actual costs and attorneys’ fees and all other litigation costs, including expert witness fees, and all actual attorneys’ fees and costs incurred in connection with the enforcement of a judgment or order arising from any action or proceeding.

7.4 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.5 Amendment; Waiver. This Agreement may be amended or modified only with the written consent of the Party against whom enforcement of the waiver or amendment is sought. No waiver of any term or provision hereof shall be effective unless in writing signed by the Party waiving such term or provision. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights provided hereunder are cumulative and not exclusive of any rights, powers or remedies provided by Law.

7.6 Notice. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be personally delivered; sent by registered or certified U.S. mail, return receipt requested and postage prepaid; or sent by private overnight mail courier service, as follows:

(i)	If to Buyer, to:

300 Mercer Street, #34M

New York, New York 10003

Attention: Joshua C. Adam

(with a copy, which shall not constitute notice, to)

Foley & Lardner LLP

100 N. Tampa St., Suite 2700

Tampa, FL 33602

Attn: Curt P. Creely

(ii)	If to the Seller, the Company, or OMEX, to:

c/o Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Suite 210

Tampa, Florida 33607

Attention: General Counsel

(with a copy, which shall not constitute notice, to)

Akerman Senterfitt

401 East Jackson Street

Suite 1700

Tampa, Florida 33602

Attention: David M. Doney

or to such other person or address as any Party shall have specified by notice in writing to the other Parties. If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by U.S. mail, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal; and if sent by overnight courier, such communication shall be deemed delivered upon receipt.

7.7 Entire Agreement. This Agreement (including the Disclosure Schedules attached hereto) supersedes all prior agreements and constitutes (together with the other documents and instruments to be executed and delivered pursuant hereto) a complete and exclusive statement of the terms of the agreement, among the Parties with respect to its subject matter. There have been and are no representations, warranties or covenants among the Parties other than those set forth or provided for in this Agreement.

7.8 Counterparts. This Agreement may be executed by signatures exchanged via facsimile or other electronic means and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9 Interpretation. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each of the Parties confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except when the context otherwise requires, references to Sections, Exhibits or Schedules contained herein refer to Sections, Exhibits or Schedules of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit, but not otherwise defined therein, shall have the meaning as defined in this Agreement. The definitions in Section 7.10 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits and Schedules to this Agreement) in its entirety and not to any part hereof unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to Business Days) shall be interpreted as a reference to a calendar day or number of calendar days.

7.10 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “8-K Filing” has the meaning set forth in Section 6.1.

(b) “Acquired Securities” has the meaning set forth in Section 5.3.

(c) “Affiliate” means, with respect to any person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of more than fifty percent (50%) of the outstanding voting power of such person or entity or the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities, by contract or otherwise.

(d) “Business” has the meaning set forth in the recitals to this Agreement.

(e) “Business Day” means any day except a Saturday, Sunday or other date on which banking institutions located in the State of Florida are authorized by Law or Order to close.

(f) “Buyer” has the meaning set forth in the preamble of this Agreement.

(g) “Buyer Indemnified Parties” has the meaning set forth in Section 6.3.

(h) “Closing” has the meaning set forth in Section 1.2.

(i) “Closing Date” has the meaning set forth in Section 1.2.

(j) “Company” has the meaning set forth in the preamble of this Agreement.

(k) “Company Membership Agreement” has the meaning set forth in Section 1.5(a)(iii).

(l) “Concession” has the meaning set forth in Section 4.14.

(m) “Contracts” means all oral and written contracts, purchase orders, sales orders, licenses, leases and other agreements, commitments, arrangements and understandings.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Exo” has the meaning set forth in the recitals to this Agreement.

(p) “Financial Statements” has the meaning set forth in Section 4.5.

(q) “GAAP” has the meaning set forth in Section 4.5.

(r) “Governmental Entity” means any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, local, foreign or other.

(s) “Initial Closing” has the meaning set forth in Section 1.2.

(t) “knowledge” means actual knowledge assuming the person conducted a reasonable investigation.

(u) “Laws” means any federal, state, local, foreign or other statute, law, ordinance, Order, rule or regulation.

(v) “Liability” or “Liabilities” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense (including capital improvements), fine, penalty, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

(w) “Liens” means any mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, conditions, reservations, encroachments, hypothecations, equities, restrictions, rights-of-way, exceptions, limitations, charges, possibilities of reversion, rights of refusal or encumbrances of any nature whatsoever, including voting trusts or agreements, proxies and marital or community property interests.

(x) “Litigation” means any complaint, action, suit, proceeding, arbitration or other alternate dispute resolution procedure, demand, claim, investigation or inquiry, whether civil, criminal or administrative, or by any Governmental Entity.

(y) “Losses” means and includes (i) all Liabilities; (ii) all losses, damages, judgments, awards, penalties and settlements; (iii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (iv) all costs and expenses (including prejudgment interest in any litigated or arbitrated matter and other interest), court costs and fees and expenses of attorneys, consultants and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement.

(z) “Maximum Offer Amount” has the meaning set forth in Section 6.2.

(aa) “Offered Securities” has the meaning set forth in Section 6.2.

(bb) “OMEX” has the meaning set forth in the preamble of this Agreement.

(cc) “Option Agreement” has the meaning set forth in Section 1.4.

(dd) “Orders” means any order, writ, injunction, judgment, plan or decree of any Governmental Entity.

(ee) “Party” or “Parties” has the meaning set forth in the introductory paragraph to this Agreement.

(ff) “Preemptive Rights Offer” has the meaning set forth in Section 6.2.

(gg) “Preemptive Rights Offer Notice” has the meaning set forth in Section 6.2.

(hh) “Preemptive Rights Transaction” has the meaning set forth in Section 6.2.

(ii) “Purchase Price” has the meaning set forth in Section 2.1.

(jj) “Purchased Units” has the meaning set forth in Section 1.1.

(kk) “Recent Balance Sheet” has the meaning set forth in Section 4.5.

(ll) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(mm) “Seller” has the meaning set forth in the preamble of this Agreement.

(nn) “Seller Indemnified Party” has the meaning set forth in Section 6.4.

(oo) “Subsequent Closing” has the meaning set forth in Section 1.3.

(pp) “Subsidiary Interests” has the meaning set forth in Section 4.1(e).

(qq) “Taxes” means any supranational, federal, state, county, local, territorial, provincial or foreign income, net income, gross receipts, single business, unincorporated business, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, gains, withholding, social security (or similar), payroll, unemployment, disability, workers compensation, real property, personal property, ad valorem, replacement, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition, whether or not disputed and whether imposed by Law, Order, Contract or otherwise.

(rr) “Tax Return” means any return, declaration, report, estimate, claim for refund, or information return or statement relating to, or required to be filed in connection with, any Taxes, including any schedule, form, attachment or amendment.

(ss) “Units” means the units into which equity interests in the Company are denominated and which are referred to as “quotas” under the laws of Panama.

[signatures follow]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute and deliver this Unit Purchase Agreement as of the day and year first written above.

BUYER:

MAKO RESOURCES, LLC

By: Hornet Management, LLC, its manager

	By:	/s/ Joshua C. Adam
Joshua C. Adam, its manager

SELLER:

ODYSSEY MARINE ENTERPRISES, LTD.

By:		/s/ Mark D. Gordon
Name:		Mark D Gordon
Title:		Vice President

COMPANY:

OCEANICA RESOURCES, S. DE. R.L.

By:		/s/ Gregory P. Stemm
Name:		Gregory P. Stemm
Title:		Administrator

OMEX:

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Gregory P. Stemm
Name:	Gregory P. Stemm
Title:	CEO

EXHIBIT A

FORM OF OPTION AGREEMENT

EXHIBIT B

FORM OF COMPANY MEMBERSHIP AGREEMENT